Registration No. 333-
As filed with the Securities and Exchange Commission on July 27, 2006

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-8
Registration Statement
under
the Securities Act of 1933

Brunswick Corporation

(Exact name of Registrant as Specified in Its Charter)

Delaware	36-0848180
(State or Other Jurisdiction	(I.R.S. Employer
of Incorporation or Organization)	Identification Number)

1 N. Field Court	60045-4811
Lake Forest, Illinois	(Zip Code)
(Address of Principal Executive Offices)

Brunswick 2003 Stock Incentive Plan
(Full Title of Each Plan)

Marschall I. Smith
Vice President, General Counsel and Secretary
Brunswick Corporation
1 N. Field Court
Lake Forest, Illinois 60045-4811
(847) 735-4700
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Calculation of Registration Fee

		Proposed Maximum	Proposed Maximum
Title of Each Class of Securities	Amount to be	Offering Price Per	Aggregate Offering	Amount of
to be Registered	Registered	Unit	Price	Registration Fee

Common Stock	4,000,000 shares (1)	$29.02 (2)	$116,080,000 (2)	$12,421 (2)

(1) Pursuant to Rule 416 of the Securities Act of 1933, as amended (the "Securities Act"), this registration statement shall also cover any additional shares of Common Stock that become issuable under the Registrant's 2003 Stock Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected which results in an increase in the number of the Registrant’s outstanding shares of Common Stock issuable pursuant to awards granted under the Plan.

(2) Estimated solely for the purpose of calculating the registration fee and, pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, based upon the weighted average purchase price of shares subject to outstanding options, and, as to shares not currently subject to outstanding options, the average of the high and low prices of the Common Stock as reported in the consolidated reporting system on July 26, 2006.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed pursuant to General Instruction E to Form S-8 for the purpose of registering an additional 4,000,000 shares of the common stock, par value $0.75 per share (“Common Stock”), of Brunswick Corporation (the “Company”) that may be offered and sold under the 2003 Stock Incentive (the “Plan”). The Company’s shareholders approved the addition of these shares to the Plan at the Company’s Annual Meeting on May 3, 2006.

Statement of Incorporation by Reference

The contents of the Company’s previously filed Registration Statement on Form S-8 (Registration No. 333-112880) filed with the Securities and Exchange Commission (the “Commission”) on February 17, 2004 relating to the Plan, is hereby incorporated by reference herein to the extent not otherwise amended or superseded by the contents hereof.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents heretofore filed with the Securities and Exchange Commission (the “Commission”) (Commission file number 1-1043) by the Company are incorporated herein by reference:

1.	the Company’s Annual Report on Form 10-K for the year ended December 31, 2005;

2.	the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006;
3.
the Company’s Current Reports on Form 8-K filed with the Commission on January 26, February 28, April 27, July 12, July 18, July 24 and July 27, 2006 and Current Report on Form 8-K/A filed with the Commission on May 1, 2006;

4.
the description of the Company’s Common Stock, $0.75 par value (the “Common Stock”), contained on pages 8-9 of the Prospectus filed as part of Amendment No. 1 to the Company’s Registration Statement No. 33-45772 filed with the Commission on April 30, 1992, including any amendment or report filed with the Commission for the purpose of updating such description; and

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, are deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the respective dates of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as “Incorporated Documents”).

     Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

4.1	Restated Certificate of Incorporation of the Company is hereby incorporated by reference to Exhibit 19.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1987.
4.2	By-Laws of the Company are hereby incorporated by reference to Exhibit 3.3 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2002.
4.3	Brunswick 2003 Stock Incentive Plan (filed as an appendix to the Definitive Proxy Statement on Schedule 14A filed with the Commission on March 23, 2006, and incorporated herein by reference).
5*	Opinion of Marschall I. Smith as to the legality of the securities being registered.
23.1*	Consent of independent auditors.
23.2*	Consent of Marschall I. Smith (included in the opinion filed as Exhibit 5).
24*	Power of Attorney authorizing certain persons to sign this Registration Statement on behalf of certain directors and officers of the Registrant.

*Filed herewith.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Forest, State of Illinois, on this 27th day of July, 2006.

BRUNSWICK CORPORATION

By:	/s/ ALAN L. LOWE
Alan L. Lowe Vice President and Controller

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Signature

*	*
Dustan E. McCoy	Manuel A. Fernandez
Chairman and Chief Executive Officer	Director
(Principal Executive Officer) and Director

*
/s/ PETER G. LEEMPUTTE	Peter B. Hamilton
Peter G. Leemputte	Vice Chairman and President -
Senior Vice President and Chief Financial	Brunswick Boat Group and Director
Officer
(Principal Financial Officer)
*
Peter Harf
/s/ ALAN L. LOWE	Director
Alan L. Lowe
Vice President and Controller (Principal
Accounting Officer)	*
Graham H. Phillips
Director
*
Nolan D. Archibald
Director	*
Roger W. Schipke
Director
*
Jeffrey L. Bleustein
Director	*
Ralph C. Stayer
Director
*
Michael J. Callahan
Director
Lawrence A. Zimmerman
Director
*By: /s/ MARSCHALL I. SMITH
Marschall I. Smith
Attorney in Fact